As filed with the Securities and Exchange Commission on June 10, 2019

Registration No. 333-231878

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Amendment No.1 to Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________
HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1770902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(239) 301-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. David Galainena
Executive Vice President, General Counsel & Secretary
8501 Williams Road
Estero, Florida 33928
(239) 301-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gregory Pryor
Rupa Briggs
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If the Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-231878) originally filed by Hertz Global Holdings, Inc. on May 31, 2019 (the “Registration Statement”). The sole purpose of this Amendment is to (i) file the Opinion of White & Case LLP as Exhibit 5.1, and (ii) include on the Exhibit Index as Exhibits 4.7 and 4.8, the Form of Stock Purchase Contract, and the Form of Stock Purchase Unit Agreement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Part II of the Registration Statement, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 5.1 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I of the Registration Statement.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$363,600
Printing and engraving expenses	*
Blue sky fees and expenses	*
Legal fees and expenses	*
Accounting fees and expense	*
Miscellaneous fees and expense	*
Total	*

* The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person’s rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

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Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL, as amended.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, will not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws or eliminate our directors’ duty of care. The inclusion of this provision in our amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Our amended and restated certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our amended and restated by-laws provides that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of Hertz Global and its subsidiaries may, in such capacities, incur.

We have entered into indemnification agreements with each of our directors providing the directors contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement.

Item 16.    Exhibits and Financial Statement Schedules.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a

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fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)        That, for the purpose of determining liability of the registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
1.3	Form of Underwriting Agreement for Depositary Shares.(1)
3.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc., effective June 30, 2016 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

3.2
Amended and Restated By-laws of Hertz Global Holdings, Inc., effective June 30, 2016 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

4.1	Form of Indenture.*
4.2	Form of Debt Security.(1)
4.3	Form of Deposit Agreement (including terms of Depositary Shares to be issued thereunder).(1)
4.4	Form of Warrant Agreement (including form of Warrant).(1)
4.5	Form of Preferred Stock Certificate.(1)
4.6
Form of Common Stock Certificate of Hertz Global Holdings, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 6, filed on November 7, 2006, to the registrant’s Registration Statement on Form S-1 (File No. 333-135782)).

4.7	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate).(1)
4.8	Form of Stock Purchase Unit Agreement (including Form of Stock Purchase Unit Certificate).(1)
5.1	Opinion of White & Case LLP.
23.1	Consent of PricewaterhouseCoopers LLP for Hertz Global Holdings, Inc.*
23.2	Consent of White & Case LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to the Registration Statement filed on Form S‑3).*
25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture.(2)
* (1) (2)
Previously filed.

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Where applicable, to be incorporated by referenced to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lee County, Florida on June 10, 2019.

HERTZ GLOBAL HOLDINGS, INC. (Registrant)

/s/ Jamere Jackson
Jamere Jackson
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

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*	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2019
Kathryn V. Marinello

/s/ Jamere Jackson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2019
Jamere Jackson

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 10, 2019
R. Eric Esper

*	Independent Non-Executive Chairman	June 10, 2019
Henry R. Keizer

*	Director	June 10, 2019
David A. Barnes

*	Director	June 10, 2019
SungHwan Cho

*	Director	June 10, 2019
Vincent J. Intrieri

*	Director	June 10, 2019
Anindita Mukherjee

*	Director	June 10, 2019
Daniel A. Ninivaggi

*	Director	June 10, 2019
Kevin M. Sheehan

* By: /s/ Jamere Jackson		June 10, 2019
Jamere Jackson, Attorney in Fact

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